Exhibit 99.1

CONVERTED ORGANICS, INC.	PORTER, LEVAY & ROSE, INC.
Edward J. Gildea, President and CEO	Michael Porter, President
(617) 624-0111	Marlon Nurse, VP — Investor Relations
Jeff Myhre, VP — Editorial
(212) 564-4700
FOR IMMEDIATE RELEASE
CONVERTED ORGANICS INC. CLOSES $17.5 MILLION BOND DEAL
BOSTON, MA, February 16, 2007 — Converted Organics Inc. (NASDAQ: COIN, COINU, COINW, COINZ) today announced the closing of a tax-exempt New Jersey Economic Development Authority Solid Waste Revenue Bond deal in the principal amount of $17.5 million.
The proceeds of the bonds will be used to develop and construct the Company’s initial facility in Woodbridge, NJ. The 20-year bonds will bear interest at 8.0% annually and will be secured by a corporate guarantee by Converted Organics Inc., a leasehold mortgage, and a first lien on equipment and other assets at the New Jersey facility in favor of the bondholders. The borrower under the bond issue will be Converted Organics of Woodbridge, LLC, a wholly-owned New Jersey limited liability subsidiary of Converted Organics Inc. The subsidiary will develop and operate the New Jersey facility.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Offers may only be made by means of a written prospectus.
Edward J. Gildea, President and CEO of Converted Organics Inc., said, “This has been an exciting week for us. We have closed our equity offering, and the units have begun trading on the NASDAQ. Now, we have completed our bond deal. Combined, these events will allow us to build the New Jersey plant to produce an organic fertilizer, or ‘biostimulant,’ with applications in the agricultural, horticultural, and turf markets. We have already begun to establish relationships with customers on the east coast, and this offering will facilitate the Company’s development and growth.”
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About Converted Organics Inc.
Converted Organics is dedicated to producing a valuable organic biostimulant (a natural soil amendment or fertilizer product) through food waste recycling. The Company uses proven, state-of-the-art technologies to create products that help grow healthier food and improve environmental quality.
Overuse of chemical fertilizers in modern agriculture depletes the overall health of soil, which reduces a plant’s ability to absorb nutrients. Over time, as more fertilizer is needed just to maintain growth rates, large quantities are not absorbed and run off into streams and rivers or leach into groundwater. Converted Organics’ biostimulants offer farmers an environmentally-friendly alternative to help reduce this trend. Its products have been field tested for more than a dozen crops and on average the economic yield to the farmer has increased 11-16%.
The process used by Converted Organics uses microbes, oxygen and heat, in stainless steel digesters, to convert food wastes to an all natural product in 72 hours. The entire process is in an enclosed facility that uses state of the art odor control technology. Converted Organics is committed to being a good neighbor and bringing additional employment to the communities in which it operates.
This press release contains forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words. These statements are only predictions. One should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company’s control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of our future performance, taking into account information currently available to the Company. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described in “Risk Factors” in the prospectus, not all of which are known to the Company. Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these statements. The Company will update the information in this press release only to the extent required under applicable securities laws. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in the aforementioned forward-looking statements.
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